Exhibit 3.2

FORM OF

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

KKR & CO. L.P.

dated as of             , 20

i

SECTION 11.1.	Withdrawal of the Managing Partner	37
SECTION 11.2.	No Removal of the Managing Partner	39
SECTION 11.3.	Interest of Departing Managing Partner and Successor Managing Partner	39
SECTION 11.4.	Withdrawal of Limited Partners	40

ARTICLE XII DISSOLUTION AND LIQUIDATION		40

SECTION 12.1.	Dissolution	40
SECTION 12.2.	Continuation of the Business of the Partnership After Event of Withdrawal	40
SECTION 12.3.	Liquidator	41
SECTION 12.4.	Liquidation	42
SECTION 12.5.	Cancellation of Certificate of Limited Partnership	42
SECTION 12.6.	Return of Contributions	42
SECTION 12.7.	Waiver of Partition	42
SECTION 12.8.	Capital Account Restoration	43

ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE		43

SECTION 13.1.	Amendments to be Adopted Solely by the Managing Partner	43
SECTION 13.2.	Amendment Procedures	44
SECTION 13.3.	Amendment Requirements	45
SECTION 13.4.	Special Meetings	45
SECTION 13.5.	Notice of a Meeting	46
SECTION 13.6.	Record Date	46
SECTION 13.7.	Adjournment	46
SECTION 13.8.	Waiver of Notice; Approval of Meeting; Approval of Minutes	46
SECTION 13.9.	Quorum	47
SECTION 13.10.	Conduct of a Meeting	47
SECTION 13.11.	Action Without a Meeting	48
SECTION 13.12.	Voting and Other Rights	48
SECTION 13.13.	Participation of Special Voting Units in All Actions Participated in by Common Units	49

ARTICLE XIV MERGER		49

SECTION 14.1.	Authority	49
SECTION 14.2.	Procedure for Merger, Consolidation or Other Business Combination	50
SECTION 14.3.	Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Partnership into another Limited Liability Entity	51
SECTION 14.4.		51
SECTION 14.4.	Certificate of Merger or Consolidation	51
SECTION 14.5.	Amendment of Partnership Agreement	51
SECTION 14.6.	Effect of Merger	51

ARTICLE XV RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS		52

SECTION 15.1.	Right to Acquire Limited Partner Interests	52

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

KKR & CO. L.P.

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF KKR & CO. L.P. dated as of                   , 20    , is entered into by and among KKR Management LLC, a Delaware limited liability company, as the Managing Partner, the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Limited Partnership Agreement of KKR & Co. L.P., as it may be amended, supplemented or restated from time to time.

“Amended and Restated Exchange Agreement” means one or more exchange agreements providing for the exchange of Group Partnership Units or other securities issued by members of the Group Partnership Group for Common Units, a form of which is included as an appendix to the Investment Agreement.

“Amended and Restated Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into among the Partnership and KKR Holdings, or certain transferees of its limited partner interests in the Group Partnerships, a form of which is included as an appendix to the Investment Agreement.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation, other entity or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” shall have a correlative meaning).

“Board of Directors” means, with respect to the Board of Directors of the Managing Partner, its board of directors or managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of its general partner.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.

“Capital Account” has the meaning assigned to such term in Section 6.1.

“Capital Contribution” means any cash or cash equivalents or other property valued at its fair market value that a Partner contributes to the Partnership pursuant to this Agreement.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the Managing Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner in exchange for a Partnership Interest; (c) the date a Partnership Interest is relinquished to the Partnership; (d) the date that the Partnership issues more than a de minimis Partnership Interest to a new Partner in exchange for services; or (e) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c), (d) and (e) above shall be made only if such adjustments are deemed necessary or appropriate by the Managing Partner to reflect the relative economic interests of the Partners. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the Managing Partner, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the Managing Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Managing Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Limited Partner Interest representing a fractional part of the Limited Partner Interests of all Limited Partners and having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means a committee of the Board of Directors of the Managing Partner composed entirely of one or more directors or managers who meet the independence standards (but not, for the avoidance of doubt, the financial literacy or financial expert qualifications) required to serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed for trading.

“Current Market Price” has the meaning assigned to such term in Section 15.1(a)(ii).

“Delaware Limited Partnership Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Managing Partner” means a former Managing Partner from and after the effective date of any withdrawal of such former Managing Partner pursuant to Section 11.1.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the Managing Partner determines in its sole discretion does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Fiscal Year” has the meaning assigned to such term in Section 8.2.

“Fund” has the meaning assigned to such term in Section 7.7(a).

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Partnership Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Partnership I” means KKR Management Holdings L.P., a Delaware limited partnership, and any successor thereto.

“Group Partnership I General Partner” means KKR Management Holdings Corp., a Delaware corporation and the general partner of Group Partnership I, and any successor thereto.

“Group Partnership II” means KKR Fund Holdings L.P., a Cayman limited partnership, and any successor thereto.

“Group Partnership II General Partners” means the Partnership and KKR Fund Holdings GP Limited, a Cayman limited company, as general partners of Group Partnership II, and any successor thereto.

“Group Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Group Partnership I and the Amended and Restated Limited Partnership Agreement of Group Partnership II (and the partnership agreement then in effect of any future partnership designated as a Group Partnership), as they may each be amended, supplemented or restated from time to time.

“Group Partnership General Partners” means, collectively, Group Partnership I General Partner and Group Partnership II General Partners (and the general partner of any future partnership designated as a Group Partnership).

“Group Partnership Group” means, collectively, the Group Partnerships and their respective Subsidiaries.

“Group Partnership Unit” means, collectively, one partnership unit in each of Group Partnership I and Group Partnership II (and any future partnership designated as a Group Partnership) issued under its respective Group Partnership Agreement.

“Group Partnerships” means, collectively, Group Partnership I and Group Partnership II (and any future partnership designated as a Group Partnership).

“Indemnitee” means (a) the Managing Partner, (b) any Departing Managing Partner, (c) any Person who is or was an Affiliate of the Managing Partner or any Departing Managing Partner, (d) any Person who is or was a member, partner, Tax Matters Partner (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any Group Member, any Group Partnership, the Partnership and its Subsidiaries, the Managing Partner or any Departing Managing Partner or any Affiliate of any Group Member, the Managing Partner or any Departing Managing Partner, (e) any Person who is or was serving at the request of the Managing Partner or any Departing Managing Partner or any Affiliate of the Managing Partner or any Departing Managing Partner as an officer, director, employee, member, partner, Tax Matters Partner (as defined in the Code), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis or similar arms-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services and (f) any Person the Managing Partner in its sole discretion designates as an “Indemnitee” for purposes of this Agreement.

“Initial Limited Partner” means KPE or its designees, in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Investment Agreement” means the amended and restated investment agreement between the Partnership, KPE and the other parties thereto, dated October 1, 2009, as amended from time to time.

“KKR Holdings” means KKR Holdings L.P., a Cayman limited partnership.

“KPE” means KKR Private Equity Investors, L.P., a Guernsey limited partnership.

“KPE Transaction” means the transaction contemplated in the Purchase and Sale Agreement.

“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that acquires a Limited Partner Interest and is admitted to the Partnership as a limited partner of the Partnership pursuant to the terms of this Agreement and any Departing Managing Partner upon the change of its status from Managing Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership as long as such Person holds at least one Limited Partner Interest. For the avoidance of doubt, each holder of a Special Voting Unit shall be a Limited Partner. For purposes of the Delaware Limited Partnership Act, the Limited Partners shall constitute a single class or group of limited partners.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Special Voting Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means the Managing Partner or one or more Persons as may be selected by the Managing Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Limited Partnership Act.

“Listing Date” means the first date on which the Common Units are listed and traded on the New York Stock Exchange or The NASDAQ Stock Market.

“Managing Partner” means KKR Management LLC, a Delaware limited liability company, as the general partner of the Partnership and any successor or permitted assign that is admitted to the Partnership as general partner of the Partnership, each in its capacity as a general partner of the Partnership (except as the context otherwise requires).

“Managing Partner Interest” means the management and ownership interest of the Managing Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which takes the form of Managing Partner Units, and includes any and all benefits to which a Managing Partner is entitled as provided in this Agreement, together with all obligations of a Managing Partner to comply with the terms and provisions of this Agreement.

“Managing Partner Unit” means a fractional part of the Managing Partner Interest having the rights and obligations specified with respect to the Managing Partner Interest.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act) that the Managing Partner in its sole discretion shall designate as a National Securities Exchange for purposes of this Agreement.

“Net Income (Loss)” for any Fiscal Year (or other fiscal period) means the taxable income or loss of the Partnership for such period as determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person who the Managing Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the Managing Partner has become the Limited Partner, pursuant to Section 4.8.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Opinion of Counsel” means a written opinion of counsel or, in the case of tax matters, a qualified tax advisor (who may be regular counsel or tax adviser, as the case may be, to the Partnership or the Managing Partner or any of its Affiliates) acceptable to the Managing Partner in its discretion.

“Organizational Limited Partner” means the initial limited partner of the Partnership as set forth in the Agreement of Limited Partnership of the Partnership, dated as of June 25, 2007.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided however that if at any time any Person or Group (other than the Managing Partner or its Affiliates) Beneficially Owns 20% or more of any class of Outstanding Common Units, all Common Units owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided further that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly from the Managing Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the Managing Partner shall have notified such Person or Group in writing that such limitation shall not apply or (iii) to any Person or Group who acquired 20% or more of any Common Units issued by the Partnership with the prior approval of the Board of Directors. The determinations of the matters described in clauses (i), (ii) and (iii) of the foregoing sentence shall be conclusively determined by the Managing Partner in its sole discretion, which determination shall be final and binding on all Partners.

“Partners” means the Managing Partner and the Limited Partners.

“Partnership” means KKR & Co. L.P., a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the Managing Partner Interests and Limited Partner Interests.

“Partnership Security” means any equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation Common Units, Special Voting Units and Managing Partner Units.

“Percentage Interest” means, as of any date of determination, (i) as to any holder of Common Units in its capacity as such, the product obtained by multiplying (a) 100% less the percentage applicable to the Units referred to in clause (iv) by (b) the quotient obtained by dividing (x) the number of Common Units held by such holder by (y) the total number of all Outstanding Common Units, (ii) as to any holder of Managing Partner Units in its capacity as such with respect to such Managing Partner Units, 0%, (iii) as to any holder of Special Voting Units in its capacity as such with respect to such Special Voting Units, 0%, and (iv) as to any holder of other Units in its capacity as such with respect to such Units, the percentage established for such Units by the Managing Partner as a part of the issuance of such Units.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Pro Rata” means (a) in respect of Units or any class thereof, apportioned equally among all designated Units, and (b) in respect of Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the Managing Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the Managing Partner and its Affiliates) pursuant to Article XV.

“Purchase and Sale Agreement” means the amended and restated purchase and sale agreement between the Partnership, KPE and the other parties thereto, dated July 19, 2009.

“Purchaser Common Units” shall have the meaning set forth in the Investment Agreement.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Listing Date the portion of such fiscal quarter after the Listing Date or, with respect to the final fiscal quarter of the Partnership, the relevant portion of such fiscal quarter.

“Record Date” means the date and time established by the Managing Partner pursuant to Section 13.6 or, if applicable, the Liquidator pursuant to Section 12.4, in each case in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer or other business of the Partnership.

“Record Holder” means the Person in whose name a Partnership Interest is registered on the books of the Partnership or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, in each case as of the Record Date.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” shall have the meaning set forth in the Investment Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Approval” means either (a) approval by a majority of the members of the Conflicts Committee or, if there is only one member of the Conflicts Committee, approval by the sole member of the Conflicts Committee, or (b) approval by the vote of the Record Holders representing a majority of the voting power of the Voting Units (excluding Voting Units owned by the Managing Partner and its Affiliates).

“Special Voting Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Special Voting Units in this Agreement. For the avoidance of doubt, holders of Special Voting Units, in their capacity as such, shall not be entitled to receive distributions by the Partnership and shall not be allocated income, gain, loss, deduction or credit of the Partnership.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Trading Day” has the meaning assigned to such term in Section 15.1(a)(ii).

“Transfer Agent” means such bank, trust company or other Person (including the Managing Partner or one of its Affiliates) as shall be appointed from time to time by the Managing Partner to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the Managing Partner shall act in such capacity.

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units, Special Voting Units and Managing Partner Units.

“Unitholders” means the holders of Units.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“U.S. Listing” shall have the meaning set forth in the Investment Agreement.

“Voting Unit” means a Common Unit, a Special Voting Unit and any other Partnership Interest that is designated as a “Voting Unit” from time to time.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

SECTION 1.2.                Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

SECTION 2.1.                Formation.

The Partnership has been previously formed as a limited partnership pursuant to the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on June 25, 2007, pursuant to the provisions of the Delaware Limited Partnership Act, and the execution of the Agreement of Limited Partnership of the Partnership, dated as of June 25, 2007, between the Managing Partner, as general partner, and the Organizational Limited Partner, as Limited Partner. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Limited Partnership Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

SECTION 2.2.                Name.

The name of the Partnership shall be “KKR & Co. L.P.” The Partnership’s business may be conducted under any other name or names as determined by the Managing Partner in its sole discretion, including the name of the Managing Partner. The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Partner may change the name of the Partnership at any time and from time to time by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Partnership) and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3.                Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Managing Partner by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Partnership) the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Partnership is located at 9 West 57th Street, New York, New York 10019 or such other place as the Managing Partner in its sole discretion may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Managing Partner deems necessary or appropriate. The address of the Managing Partner is 9 West 57th Street, New York, New York 10019 or such other place as the Managing Partner may from time to time designate by notice to the Limited Partners.

SECTION 2.4.                Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Partner in its sole discretion and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the Managing Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any Limited Partner or Record Holder and, in declining to so propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware Limited Partnership Act or any other provision of law, rule or regulation or equity.

SECTION 2.5.                Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

SECTION 2.6.                Power of Attorney.

(a)    Each Limited Partner and Record Holder hereby constitutes and appoints the Managing Partner and, if a Liquidator (other than the Managing Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized managers and officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the Managing Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all amendments to this Agreement adopted in accordance with the terms hereof and all certificates, documents and other instruments that the Managing Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Managing Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, this Agreement (including issuance and cancellations of Special Voting Units pursuant to Section 5.5); (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Partnership pursuant to Article XIV or otherwise in connection with the change of jurisdiction of the Partnership; and

(ii)    execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Managing Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) to effectuate the terms or intent of this Agreement; provided that when required by Section 13.3 or any other provision of this Agreement that establishes a certain percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the Managing Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of such percentage of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the Managing Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Record Holder and the transfer of all or any portion of such Limited Partner’s or Record Holder’s Partnership Interest and shall extend to such Limited Partner’s or Record Holder’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Record Holder hereby agrees to be bound by any representation made by the Managing Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner and Record Holder shall execute and deliver to the Managing Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Managing Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.7.                       Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Limited Partnership Act and shall continue until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Limited Partnership Act.

SECTION 2.8.                       Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing Partner, one or more of its Affiliates or one or more nominees, as the Managing Partner may determine. The Managing Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the Managing Partner or one or more of its Affiliates or one or more nominees shall be held by the Managing Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided however, that the Managing Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Partner in its sole discretion determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided further that prior to the withdrawal of the Managing Partner or as soon thereafter as practicable, the Managing Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

SECTION 2.9.                       Certain Undertakings Relating to the Separateness of the Partnership.

(a)    Separateness Generally. The Partnership shall conduct its business and operations separate and apart from those of any other Person (other than the Managing Partner) in accordance with this Section 2.9.

(b)    Separate Records. The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements separate from those of any other Person except for a Person whose financial results are required to be consolidated with the financial results of the Partnership.

(c)    No Effect. Failure by the Managing Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

SECTION 3.1.                       Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Limited Partnership Act.

SECTION 3.2.                       Management of Business.

No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Limited Partnership Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the Managing Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the Managing Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Limited Partnership Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement or the Delaware Limited Partnership Act.

SECTION 3.3.                       Outside Activities of the Limited Partners.

Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group or an Affiliate of a Group Member. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

SECTION 3.4.                       Rights of Limited Partners.

(a)    In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:

(i)    promptly after its becoming available, to obtain a copy of the Partnership’s U.S. federal income tax returns for each year; and

(ii)    to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

(b)    The Managing Partner may keep confidential from the Limited Partners, for such period of time as the Managing Partner determines in its sole discretion, (i) any information that the Managing Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF
PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

SECTION 4.1.                       Certificates.

Notwithstanding anything otherwise to the contrary herein, unless the Managing Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by Certificates. Certificates that may be issued shall be executed on behalf of the Partnership by the Managing Partner (and by any appropriate officer of the Managing Partner on behalf of the Managing Partner).

No Certificate evidencing Common Units shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided however that if the Managing Partner elects to issue Certificates evidencing Common Units in global form, the Certificates evidencing Common Units shall be valid upon receipt of a Certificate from the Transfer Agent certifying that the Certificates evidencing Common Units have been duly registered in accordance with the directions of the Partnership.

SECTION 4.2.                       Mutilated, Destroyed, Lost or Stolen Certificates.

(a)    If any mutilated Certificate evidencing Common Units is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Partnership Securities is surrendered to the Managing Partner, the appropriate officers of the Managing Partner on behalf of the Managing Partner on behalf of the Partnership shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)    The appropriate officers of the Managing Partner on behalf of the Managing Partner on behalf of the Partnership shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)    makes proof by affidavit, in form and substance satisfactory to the Managing Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)    requests the issuance of a new Certificate before the Managing Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)    if requested by the Managing Partner, delivers to the Managing Partner a bond, in form and substance satisfactory to the Managing Partner, with surety or sureties and with fixed or open penalty as the Managing Partner, in its sole discretion, may direct to indemnify the Partnership, the Partners, the Managing Partner and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)    satisfies any other reasonable requirements imposed by the Managing Partner.

If a Record Holder fails to notify the Managing Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the Managing Partner or the Transfer Agent receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the Managing Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the Managing Partner may require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

SECTION 4.3.                       Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the owner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise required by law or applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

SECTION 4.4.                       Transfer Generally.

(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the Managing Partner assigns its Managing Partner Units to another Person who becomes the Managing Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)    Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the Managing Partner of any or all of the issued and outstanding limited liability company interests or other interests in the Managing Partner.

SECTION 4.5.                       Registration and Transfer of Limited Partner Interests.

(a)    The Managing Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the Managing Partner on behalf of the Managing Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b)    Except as otherwise provided in Section 4.8, the Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the Managing Partner for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the Managing Partner may require the payment of a sum sufficient to cover any tax or other charge that may be imposed with respect thereto.

(c)    Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.4, (iii) Section 4.7, (iv) with respect to any series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partnership Interests shall be freely transferable. Partnership Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Partnership pursuant to Section 7.4(c).

SECTION 4.6.                       Transfer of the Managing Partner’s Managing Partner Interest.

(a)    Subject to Section 4.6(c) below, prior to December 31, 2018 the Managing Partner shall not transfer all or any part of its Managing Partner Interest (represented by Managing Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of Limited Partners holding of at least a majority of the voting power of the Outstanding Voting Units (excluding Voting Units held by the Managing Partner or its Affiliates) or (ii) is of all, but not less than all, of its Managing Partner Interest to (A) an Affiliate of the Managing Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the Managing Partner with or into another Person (other than an individual) or the transfer by the Managing Partner of all, but not less than all, of its Managing Partner Interest to another Person (other than an individual).

(b)    Subject to Section 4.6(c) below, on or after December 31, 2018 the Managing Partner may transfer all or any part of its Managing Partner Interest without Unitholder approval.

(c)    Notwithstanding anything herein to the contrary, no transfer by the Managing Partner of all or any part of its Managing Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Managing Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the Managing Partner effective immediately prior to the transfer of such Managing Partner Interest, and the business of the Partnership shall continue without dissolution.

SECTION 4.7.                       Restrictions on Transfers.

(a)    Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any U.S. state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b)    The Managing Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The Managing Partner may impose such restrictions by amending this Agreement; provided however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests (unless the successor interests contemplated by Section 14.3(d) are traded on a National Securities Exchange) on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c)    Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

SECTION 4.8.                       Citizenship Certificates; Non-citizen Assignees.

(a)    If any Group Member is or becomes subject to any law or regulation that, in the determination of the Managing Partner in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the Managing Partner may request any Limited Partner to furnish to the Managing Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Managing Partner may request. If a Limited Partner fails to furnish to the Managing Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Managing Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9. The Managing Partner also may require in its sole discretion that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the Managing Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b)    The Managing Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the Managing Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c)    Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d)    At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Managing Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the Managing Partner in its sole discretion, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the Managing Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

SECTION 4.9.                       Redemption of Partnership Interests of Non-citizen Assignees.

(a)    If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the Managing Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Managing Partner, in its sole discretion, may cause the Partnership to, unless the Limited Partner establishes to the satisfaction of the Managing Partner that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the Managing Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i)    The Managing Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)    The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the Managing Partner in its sole discretion, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the prime lending rate prevailing on the date fixed for redemption as published by The Wall Street Journal, payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)    The Limited Partner or his duly authorized representative shall be entitled to receive the payment for Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificates, evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)    After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests, unless otherwise required to be so treated for tax purposes.

(b)    The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.

(c)    Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Managing Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the Managing Partner in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

(d)    Notwithstanding anything in Section 4.8 or Section 4.9 to the contrary, no proceeds shall be delivered to a Person to whom the delivery of such proceeds would violate applicable law, and in such case and in lieu thereof, the proceeds shall be delivered to a charity selected by the Managing Partner in its sole discretion and any redemption shall be effective upon delivery of such payments to such charity.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1.                Organizational Issuances.

Upon issuance by the Partnership of Common Units on or about the Listing Date and the admission of such Unitholders as a Limited Partner, the Organizational Limited Partner of the Partnership shall automatically withdraw as a limited partner of the Partnership and as a result shall have no further right, interest or obligation of any kind whatsoever as a limited partner of the Partnership and any capital contribution of the Organizational Limited Partner will be returned to him on the date of such withdrawal.

SECTION 5.2.                Contributions by the Managing Partner and its Affiliates.

The Managing Partner shall not be obligated to make any Capital Contributions to the Partnership.

SECTION 5.3.                Contributions by KPE

Subject to Section 8.3 (Change in Law) of the Investment Agreement, on the closing of the U.S. Listing and pursuant to the Investment Agreement, KPE shall contribute its Purchaser Common Units to the Partnership and the Partnership shall issue the number of Common Units required to be issued pursuant to the Investment Agreement to KPE or its designees in accordance with the Investment Agreement, and KPE and its transferees shall be admitted to the Partnership as Limited Partners subject to and in accordance with Section 10.2.

SECTION 5.4.                Interest and Withdrawal.

No interest on Capital Contributions shall be paid by the Partnership. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions are made pursuant to this Agreement or upon dissolution of the Partnership and then in each case only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement (including with respect to Partnership Securities subsequently issued by the Partnership), no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Limited Partnership Act.

SECTION 5.5.                Issuances and Cancellations of Special Voting Units.

The Partnership shall issue one (1) Special Voting Unit to each record holder of a Group Partnership Unit other than the Partnership and its Subsidiaries. Upon the issuance to it of a Special Voting Unit, each holder thereof shall automatically and without further action be admitted to the Partnership as a limited partner of the Partnership. In the event that a holder of a Special Voting Unit shall cease to be the record holder of a Group Partnership Unit, the Special Voting Unit held by such holder shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Limited Partner with respect to the Special Voting Unit so cancelled. The determination of the Managing Partner as to whether a holder of a Special Voting Unit is the record holder of a Group Partnership Unit or remains the record holder of such Special Voting Unit shall be made in its sole discretion, which determination will be conclusive and binding on all Partners.

SECTION 5.6.                Issuances of Additional Partnership Securities.

(a)    The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c).

(b)    Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) and Section 7.4(c) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the Managing Partner in its sole discretion, including (i) the right to share in Partnership Net Income (Loss) or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of the holder of each such Partnership Security to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Security.

(c)    The Managing Partner is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6 and Section 7.4(c), including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities. The Managing Partner shall determine in its sole discretion the relative rights, powers and duties of the holders of the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities being so issued. The Managing Partner is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are listed for trading.

SECTION 5.7.                Preemptive Rights.

Unless otherwise determined by the Managing Partner, in its sole discretion, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

SECTION 5.8.                Splits and Combinations.

(a)    Subject to Section 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b)    Whenever such a distribution, subdivision or combination of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities is declared, the Managing Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to Unitholders not less than 10 days prior to the date of such notice. The Managing Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities held by such Record Holders, or the Managing Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Partnership Securities, the Partnership shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)    The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.8(d), the Managing Partner in its sole discretion may determine that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

SECTION 5.9.                Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 or 17-804 of the Delaware Limited Partnership Act or this Agreement.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1.                Establishment and Maintenance of Capital Accounts.

There shall be established for each Partner on the books of the Partnership as of the date such Partner becomes a Partner a capital account (each being a “Capital Account”). Each Capital Contribution by any Partner, if any, shall be credited to the Capital Account of such Partner on the date such Capital Contribution is made to the Partnership. In addition, each Partner’s Capital Account shall be (a) credited with (i) such Partner’s allocable share of any Net Income (or items thereof) of the Partnership, and (ii) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner and (b) debited with (i) the amount of distributions (and deemed distributions) to such Partner of cash or the fair market value of other property so distributed, (ii) such Partner’s allocable share of Net Loss (or items thereof) of the Partnership, and (iii) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership. Any other item which is required to be reflected in a Partner’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Managing Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership. Interest shall not be payable on Capital Account balances. The Partnership Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f) and, to the extent not inconsistent with such regulation, the provisions of this Agreement. The Capital Account of each holder of Managing Partner Units or Special Voting Units shall at all times be zero, except to the extent such holder also holds Partnership Interests other than Managing Partner Units or Special Voting Units.

SECTION 6.2.                Allocations.

(a)    Net Income (Loss) (including items thereof) of the Partnership for each Fiscal Year shall be allocated to each Partner in accordance with such Partner’s Percentage Interest, except as otherwise determined by the Managing Partner in its sole discretion in order to comply with the Code or applicable regulations thereunder.

The Managing Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Partnership and for the preservation of uniformity of Partnership Interests (or any portion or class or classes thereof), the Managing Partner may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Partnership Interests (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the Managing Partner determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Partners and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Partners, (C) the valuation of Partnership assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Partnership assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(b)    Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the Managing Partner in its sole discretion.

SECTION 6.3.                Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)    The Managing Partner, in its sole discretion, may authorize distributions by the Partnership to the Partners, which distributions shall be made Pro Rata in accordance with the Partners’ respective Percentage Interests.

(b)    The Managing Partner shall treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, less than all of the Partners, as a distribution of cash to such Partners.

(c)    Notwithstanding Section 6.3(a), in the event of the dissolution of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(d)    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e)    Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the Managing Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate the Delaware Limited Partnership Act or other applicable law.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1.                Management.

(a)    The Managing Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Managing Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the Managing Partner under any other provision of this Agreement, the Managing Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, and the incurring of any other obligations;

(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member and the making of Capital Contributions to any Group Member;

(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the Managing Partner or its assets other than their interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)    the distribution of Partnership cash;

(vii)    the selection and dismissal of employees (including employees having such as titles as the Managing Partner may determine in its sole discretion) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)    the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Partnership’s Subsidiaries from time to time) subject to the restrictions set forth in Section 2.4;

(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)    the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii)    the purchase, sale or other acquisition or disposition of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities;

(xiv)    the undertaking of any action in connection with the Partnership’s participation in the management of the Partnership Group through its directors, officers or employees or the Partnership’s direct or indirect ownership of the Group Members, including all things described in or contemplated by the Registration Statement and the agreements described in or filed as exhibits to the Registration Statement; and

(xv)    cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Partnership held by any Person, including the Managing Partner or any Affiliate of the Managing Partner.

(b)    In exercising its authority under this Agreement, the Managing Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the Managing Partner) of any action taken (or not taken) by it. The Managing Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages, equitable relief or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions so long as the Managing Partner has acted pursuant to its authority under this Agreement.

(c)    Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Purchase and Sale Agreement, the Investment Agreement, the Amended and Restated Exchange Agreement, the Amended and Restated Tax Receivable Agreement, the Group Partnership Agreements and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Managing Partner (on its own or through its delegation of such authority to any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership, in each case in such form and with such terms as it in its sole discretion shall determine, without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the Managing Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Managing Partner or any Affiliate of the Managing Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the Managing Partner of any duty that the Managing Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

SECTION 7.2.                Certificate of Limited Partnership.

The Managing Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Limited Partnership Act and is authorized to cause to be filed such other certificates or documents that the Managing Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other U.S. state in which the Partnership may elect to do business or own property. To the extent the Managing Partner determines such action to be necessary or appropriate, the Managing Partner is authorized to file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the Managing Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

In the event that the Managing Partner determines the Partnership should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Partnership as a partnership for U.S. federal (and applicable U.S. state) income tax purposes, the Partnership and each Partner shall agree to adjustments required by the U.S. tax authorities, and the Partnership shall pay such amounts as required by the U.S. tax authorities, to preserve the status of the Partnership as a partnership for U.S. federal (and applicable U.S. state) income tax purposes.

SECTION 7.3.                Partnership Group Assets; Managing Partner’s Authority.

Except as provided in Articles XII and XIV, the Managing Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership Group’s assets, taken as a whole, in a single transaction or a series of related transactions, without the approval of holders of a majority of the voting power of Outstanding Voting Units; provided however that this provision shall not preclude or limit the Managing Partner’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group (including for the benefit of Persons other than members of the Partnership Group, including Affiliates of the Managing Partner) and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a majority of the voting power of Outstanding Voting Units, the Managing Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

SECTION 7.4.                Reimbursement of the Managing Partner.

(a)    Except as provided in this Section 7.4 and elsewhere in this Agreement, the Managing Partner shall not be compensated for its services as general partner or managing member of any Group Member.

(b)    The Managing Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the Managing Partner may determine, in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Managing Partner to perform services for the Partnership Group or for the Managing Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the Managing Partner in connection with operating the Partnership Group’s business (including expenses allocated to the Managing Partner by its Affiliates). The Managing Partner in its sole discretion shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the Managing Partner as a result of indemnification pursuant to Section 7.7.

(c)    The Managing Partner may, in its sole discretion, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Partnership Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of or reservation of issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue or to reserve for issuance Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the Managing Partner or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the Managing Partner or any of its Affiliates any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that the Managing Partner or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the Managing Partner in connection with any such plans, programs and practices (including the net cost to the Managing Partner or such Affiliates of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities purchased by the Managing Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the Managing Partner under any equity benefit plans, programs or practices adopted by the Managing Partner as permitted by this Section 7.4(c) shall constitute obligations of the Managing Partner hereunder and shall be assumed by any successor Managing Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the Managing Partner’s Managing Partner Interest.

SECTION 7.5.                Outside Activities.

(a)    On and after the Listing Date, the Managing Partner, for so long as it is a Managing Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner, member, trustee or stockholder and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner, managing member, trustee or stockholder of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b)    Except insofar as the Managing Partner is specifically restricted by Section 7.5(a), each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Group Member or any Partner or Record Holder. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

(c)    Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Indemnitees (other than the Managing Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall not be a breach of the Managing Partner’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the Managing Partner or any other Indemnitee if the Indemnitee (other than the Managing Partner) engages in any such business interests or activities in preference to or to the exclusion of any Group Member, (iii) the Managing Partner and the Indemnities shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group Member and (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee.

(d)    The Managing Partner and any of its Affiliates may acquire Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a Managing Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities.

SECTION 7.6.                Loans from the Managing Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the Managing Partner.

(a)    The Managing Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the Managing Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the Managing Partner may determine, in each case on terms that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(a) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Approval, (ii) the terms of which are, in the aggregate, no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership).

(b)    Any Group Member (including the Partnership) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Partnership), funds on terms and conditions determined by the Managing Partner. The foregoing authority shall be exercised by the Managing Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c)    The Managing Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the Managing Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the Managing Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(c) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Approval, (ii) the terms of which are, in the aggregate, no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

(d)    The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e)    The Managing Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, pursuant to transactions that are fair and reasonable to the Partnership; provided however that the requirements of this Section 7.6(e) conclusively shall be deemed to be satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to (i) the transactions effected pursuant to Section 5.3 and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are, in the aggregate, no less favorable to the

Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). With respect to any contribution of assets to the Partnership in exchange for Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed and such other factors as the Conflicts Committee deems relevant under the circumstances.

(f)    The Managing Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the Managing Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the Managing Partner or its Affiliates to enter into such contracts.

SECTION 7.7.                Indemnification.

(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Managing Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Partnership pursuant to Section 7.7(j). The indemnification of an Indemnitee of the type identified in clause (e) of the definition of Indemnitee shall be secondary to any and all indemnification to which such person is entitled from, firstly, the relevant other Person, and from, secondly, the relevant Fund (if applicable), and will only be paid to the extent the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 7.7(a) does not apply; provided that such other Person and such Fund shall not be entitled to contribution or indemnification from or subrogation against the Partnership, unless otherwise mandated by applicable law.  If, notwithstanding the foregoing sentence, the Partnership makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Partnership shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification.  “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Partnership (if any) or an affiliate thereof.

(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the

Partnership prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Managing Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Partnership pursuant to Section 7.7(j).

(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding Voting Units entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Purchase and Sale Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)    The Partnership may purchase and maintain (or reimburse the Managing Partner or its Affiliates for the cost of) insurance, on behalf of the Managing Partner, its Affiliates, the Indemnitees and such other Persons as the Managing Partner shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)    Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership. The Managing Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)    If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.7 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k)    This Section 7.7 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

SECTION 7.8.                Liability of Indemnitees.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Partners or any other Persons who have acquired interests in the Partnership Securities or are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct.

(b)    The Managing Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Partner shall not be responsible for any misconduct, negligence or wrongdoing on the part of any such agent appointed by the Managing Partner in good faith.

(c)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

SECTION 7.9.                Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)    Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Managing Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the

Managing Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, any Group Partnership Agreement, or any agreement contemplated herein or therein, or of any duty hereunder or existing at law, in equity or otherwise, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) on terms which are, in the aggregate, no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The Managing Partner and the Conflicts Committee (in connection with any Special Approval by the Conflicts Committee) each shall be authorized in connection with its resolution of any conflict of interest to consider such factors as it determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. The Managing Partner shall be authorized but not required in connection with its resolution of any conflict of interest to seek Special Approval of such resolution, and the Managing Partner may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. If Special Approval is not sought and the Managing Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above, then it shall be presumed that, in making its determination, the Managing Partner acted in good faith and in any proceeding brought by or on behalf of any Limited Partner, the Partnership or any other Person bound by this Agreement challenging such determination, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, and without limitation of Section 7.6 to the fullest extent permitted by the Delaware Limited Partnership Act, the existence of the conflicts of interest described in or contemplated by the Registration Statement are hereby approved, and all such conflicts of interest are waived, by all Partners and shall not constitute a breach of this Agreement or any duty existing at Law or otherwise.

(b)    Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement or any other agreement contemplated hereby or otherwise the Managing Partner, in its capacity as the general partner of the Partnership, or the Conflicts Committee in connection with a Special Approval, is permitted to or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then the Managing Partner, or such Affiliates causing it to do so or the Conflicts Committee, as appropriate, shall, to the fullest extent permitted by law, make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Partnership or the Partners, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Limited Partnership Act or under any other law, rule or regulation or in equity. Whenever in this Agreement or any other agreement contemplated hereby or otherwise the Managing Partner or the Conflicts Committee, as appropriate, is permitted to or required to make a decision in its “good faith” then for purposes of this Agreement, the Managing Partner, or any of its Affiliates that cause it to make any such decision or the Conflicts Committee, as appropriate, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe(s) that the decision made or not made is in the best interests of the Partnership.

(c)    Whenever the Managing Partner makes a determination or takes or fails to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then the Managing Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or not to take such other action free of any duty (including any fiduciary duty) or obligation, whatsoever to the Partnership, any Partner, any Record Holder or any other Person bound by this Agreement, and the Managing Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.

(d)    Notwithstanding anything to the contrary in this Agreement, the Managing Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Managing Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Managing Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(e)    Except as expressly set forth in this Agreement, to the fullest extent permitted by law, neither the Managing Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership, any Limited Partner or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the Managing Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the Managing Partner or such other Indemnitee.

(f)    The Limited Partners, hereby authorize the Managing Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Partner pursuant to this Section 7.9.

(g)    The Limited Partners expressly acknowledge that the Managing Partner is under no obligation to consider the separate interests of the Limited Partners (including the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the Managing Partner shall not be liable to the Limited Partners for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions.

SECTION 7.10.              Other Matters Concerning the Managing Partner.

(a)    The Managing Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)    The Managing Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)    The Managing Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-

in-fact. Each such attorney shall, to the extent provided by the Managing Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Managing Partner hereunder.

SECTION 7.11.              Purchase or Sale of Partnership Securities.

The Managing Partner may cause the Partnership or any other Group Member to purchase or otherwise acquire Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities. The Managing Partner or any of its Affiliates may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities for their own account, subject to the provisions of Articles IV and X.

SECTION 7.12.              Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing Partner and any officer of the Managing Partner purporting to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Managing Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Partner or any such officer. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing Partner or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Managing Partner or any such officer executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING

SECTION 8.1.                Records and Accounting.

The Managing Partner shall keep or cause to be kept at the principal office of the Partnership or any other place designated by the Managing Partner in its sole discretion appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

SECTION 8.2.                Fiscal Year.

The fiscal year of the Partnership (each, a “Fiscal Year”) shall be a year ending December 31. The Managing Partner in its sole discretion may change the Fiscal Year of the Partnership at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

ARTICLE IX

TAX MATTERS

SECTION 9.1.                Tax Returns and Information.

As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1 with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably required in the discretion of the Managing Partner for purposes of allowing the Partners to prepare and file their own U.S. federal, state and local tax returns. Each Partner shall be required to report for all tax purposes consistently with such information provided by the Partnership. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

SECTION 9.2.                Tax Elections.

The Managing Partner shall determine whether to make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.

SECTION 9.3.                Tax Controversies.

Subject to the provisions hereof, the Managing Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Managing Partner and to do or refrain from doing any or all things reasonably required by the Managing Partner to conduct such proceedings.

SECTION 9.4.                Withholding.

Notwithstanding any other provision of this Agreement, the Managing Partner is authorized to take any action that may be required or be necessary or appropriate to cause the Partnership or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446 and 3406 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the Managing Partner shall treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

SECTION 9.5.                Election to be Treated as a Corporation; Treatment as a Partnership.

Notwithstanding anything to the contrary contained herein, the Partnership will undertake all necessary steps to preserve its status as a partnership for U.S. federal tax purposes and will not undertake any activity or make any investment or fail to take any action that will (i) cause the Partnership to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes, provided, however if the Managing Partner determines in its sole discretion that it is no longer in the interests of the Partnership to continue as a partnership for U.S. federal income tax purposes, the Managing Partner may elect to treat the Partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may effect such change by merger or conversion or otherwise under applicable law.

ARTICLE X

ADMISSION OF PARTNERS

SECTION 10.1.              Admission of Initial Limited Partners.

Upon the issuance by the Partnership of Common Units to KPE or its designees as described in Section 5.3 in connection with the KPE Transaction, the Managing Partner shall admit such parties to the Partnership as Initial Limited Partners in respect of the Common Units issued to them.

SECTION 10.2.              Admission of Additional Limited Partners.

(a)    By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.2 or the issuance of any Limited Partner Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.8, each transferee or other recipient of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.8.

(b)    The name and mailing address of each Record Holder shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The Managing Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)    Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

SECTION 10.3.              Admission of Successor Managing Partner.

A successor Managing Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the Managing Partner Interest (represented by Managing Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor Managing Partner shall be admitted to the Partnership as the Managing Partner effective immediately prior to the withdrawal of the predecessor or transferring Managing Partner pursuant to Section 11.1 or the transfer of such Managing Partner’s Managing Partner Interest (represented by Managing Partner Units) pursuant to Section 4.6; provided however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

SECTION 10.4.              Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners.

To effect the admission to the Partnership of any Partner, the Managing Partner is authorized to take all steps necessary under the Delaware Limited Partnership Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, the Managing Partner is authorized to prepare and file an amendment to the Certificate of Limited Partnership, and the Managing Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1.              Withdrawal of the Managing Partner.

(a)    The Managing Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)    The Managing Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)    The Managing Partner transfers all of its Managing Partner Interest pursuant to Section 4.6;

(iii)    The Managing Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iii); or (E)

seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the Managing Partner or of all or any substantial part of its properties;

(iv)    A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Managing Partner; or

(v)     (A) in the event the Managing Partner is a corporation, a certificate of dissolution or its equivalent is filed for the Managing Partner, or 90 days expire after the date of notice to the Managing Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the Managing Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the Managing Partner; (C) in the event the Managing Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the Managing Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the Managing Partner.

If an Event of Withdrawal specified in Section 11.1(a)(i), (iii) or (v)(A), (B), (C) or (E) occurs, the withdrawing Managing Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Managing Partner from the Partnership.

(b)    Withdrawal of the Managing Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Listing Date and ending at 12:00 midnight, New York City time, on December 31, 20[•] the Managing Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Limited Partners holding at least a majority of the voting power of the Outstanding Voting Units (excluding Voting Units held by the Managing Partner and its Affiliates) and the Managing Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor Managing Partner) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, New York City time, on December 31, 20[•] the Managing Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the Managing Partner ceases to be the Managing Partner pursuant to Section 11.1(a)(ii); or (iv) notwithstanding clause (i) of this sentence, at any time that the Managing Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the Managing Partner and its Affiliates) Beneficially Own, own of record or otherwise control at least 50% of the Outstanding Common Units. The withdrawal of the Managing Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the Managing Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the Managing Partner withdraws pursuant to Section 11.1(a)(i), the Limited Partners holding of a majority of the voting power of Outstanding Voting Units, may, prior to the effective date of such withdrawal, elect a successor Managing Partner. The Person so elected as successor Managing Partner shall become the successor Managing Partner as contemplated by Section 10.3 and shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and, to the extent applicable, the other Group Members without dissolution. If, prior to the effective date of the Managing Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with and subject to Section 12.1. Any successor Managing Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3. If the Managing Partner withdraws pursuant to Section 11.1(a)(iii), (iv) or (v), a successor Managing Partner may be elected as provided in Section 12.2.

SECTION 11.2.              No Removal of the Managing Partner.

The Unitholders shall have no right to remove or expel, with or without cause, the Managing Partner.

SECTION 11.3.              Interest of Departing Managing Partner and Successor Managing Partner.

(a)    In the event of the withdrawal of a Managing Partner, if a successor Managing Partner is elected in accordance with the terms of Sections 11.1, the Departing Managing Partner shall have the option exercisable prior to the effective date of the withdrawal of such Departing Managing Partner to require its successor to purchase (x) its Managing Partner Interest (represented by Managing Partner Units) and (y) its general partner interest (or equivalent interest), if any, in the other Group Members ((x) and (y) collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal. The Departing Managing Partner shall be entitled to receive all reimbursements due such Departing Managing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Managing Partner or its Affiliates (excluding any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of a Departing Managing Partner’s Combined Interest shall be determined by agreement between the Departing Managing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Managing Partner’s departure, by an independent investment banking firm or other independent expert selected jointly by the Departing Managing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Managing Partner shall designate an independent investment banking firm or other independent expert, the Departing Managing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Managing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Common Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing Managing Partner and other factors it may deem relevant.

(b)    If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Managing Partner (or its transferee) shall automatically become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).

Any successor Managing Partner shall indemnify the Departing Managing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Managing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing Managing Partner to Common Units will be characterized as if the Departing Managing Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly-issued Common Units.

SECTION 11.4.              Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided however that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

SECTION 12.1.              Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor Managing Partner in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Partner, if a successor Managing Partner is elected or admitted pursuant to Sections 4.6, 10.3, 11.1 or 12.2, the Partnership shall not be dissolved and such successor Managing Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a)    an Event of Withdrawal of the Managing Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

(b)    an election to dissolve the Partnership by the Managing Partner that is approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units;

(c)    the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Limited Partnership Act; or

(d)    at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Limited Partnership Act.

SECTION 12.2.              Continuation of the Business of the Partnership After Event of Withdrawal.

Upon an Event of Withdrawal caused by (a) the withdrawal of the Managing Partner as provided in Sections 11.1(a)(i) and the failure of the Partners to select a successor to such Departing Managing Partner pursuant to Section 11.1, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iii), (iv) or (v), then, to the maximum extent permitted by law, within 180 days thereafter, the Unitholders holding a majority of the voting power of Outstanding Voting Units may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as the successor Managing Partner a Person approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)    if the successor Managing Partner is not the former Managing Partner, then the interest of the former Managing Partner shall be treated in the manner provided in Section 11.3; and

(iii)    the successor Managing Partner shall be admitted to the Partnership as Managing Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided that the right of the Unitholders holding a majority of the voting power of Outstanding Voting Units to approve a successor Managing Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel (x) that the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member (other than the Group Partnership I General Partner or other Group Member that is formed or existing as a corporation) would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not so treated or taxed).

SECTION 12.3.              Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the Managing Partner shall act, or select in its sole discretion one or more Persons to act, as Liquidator. If the Managing Partner is acting as the Liquidator, it shall not be entitled to receive any additional compensation for acting in such capacity. If a Person other than the Managing Partner acts as Liquidator, such Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by either the Board of Directors of the withdrawing Managing Partner (or similar governing body) or Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class, (2) shall agree not to resign at any time without 15 days’ prior notice and (3) may be removed at any time, with or without cause, by notice of removal approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the voting power of the Outstanding Voting Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4.              Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Limited Partnership Act and the following:

(a)    Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate distributions of cash (to the extent any cash is available) must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)    Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

(c)    Liquidation Distributions. All cash and other property in excess of that required to discharge liabilities (whether by payment or the making of reasonable provision for payment thereof) as provided in Section 12.4(b) shall be distributed to the Partners in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator.

SECTION 12.5.              Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and other property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership shall be cancelled in accordance with the Delaware Limited Partnership Act and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.6.              Return of Contributions.

The Managing Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 12.7.              Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.8.              Capital Account Restoration.

No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership or otherwise.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

SECTION 13.1.              Amendments to be Adopted Solely by the Managing Partner.

Each Partner agrees that the Managing Partner, without the approval of any Partner, any Unitholder or any other Person  may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)    a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)    the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)    a change that the Managing Partner determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or other jurisdiction or to ensure that the Group Members (other than the Group Partnership I General Partner) will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes (to the extent not so treated);

(d)    a change that the Managing Partner determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal, state and local income tax regulations, legislation or interpretation;

(e)    a change that the Managing Partner determines (i) does not adversely affect the Limited Partners considered as a whole (or adversely affect any particular class of Partnership Interests as compared to another class of Partnership Interests, treating the Common Units as a separate class for this purpose except under clause (h) below) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal, state, local or non-U.S. agency or judicial authority or contained in any U.S. federal, state, local or non-U.S. statute (including the Delaware Limited Partnership Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the Managing Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f)    a change in the Fiscal Year or taxable year of the Partnership and any other changes that the Managing Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including, if the Managing Partner shall so determine in its sole discretion, a change in the definition of “Quarter” and the periods of time with respect to which distributions are to be made by the Partnership;

(g)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, the Managing Partner or its Indemnitees, from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h)    an amendment that the Managing Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to Section 5.6;

(i)    any amendment expressly permitted in this Agreement to be made by the Managing Partner acting alone;

(j)    an amendment effected, necessitated or contemplated by a Merger Agreement permitted by Section 14;

(k)    an amendment that the Managing Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Partnership of activities permitted by the terms of Sections 2.4 or 7.1(a);

(l)    an amendment effected, necessitated or contemplated by an amendment to any Group Partnership Agreement that requires unitholders of any Group Partnership to provide a statement, certification or other proof of evidence to the Group Partnerships regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Group Partnerships;

(m)    a merger, conversion or conveyance pursuant to Section 14.3(d), including any amendment permitted pursuant to Section 14.5;

(n)    any amendment that the Managing Partner determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

(o)    any other amendments substantially similar to the foregoing.

SECTION 13.2.              Amendment Procedures.

Except as provided in Sections 5.6, 13.1, 13.3 and 14.5, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the Managing Partner; provided however that, to the fullest extent permitted by law, the Managing Partner shall have no duty or obligation to propose or consent to any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any Limited Partner or other Person bound by or entitled to enjoy the benefits under this Agreement. A proposed amendment shall be effective upon its approval by the Unitholders holding a majority of the voting power of the Outstanding Voting Units, unless a greater or different percentage is required under this Agreement or by the Delaware Limited Partnership Act. Each proposed amendment that requires the approval of the holders of a specified percentage of the voting power of Outstanding Voting Units shall be set forth in a writing that contains the text or summary of the proposed amendment. If such an amendment is proposed, the Managing Partner shall seek the written approval of the requisite percentage of the voting power of Outstanding Voting Units or call a meeting of the Unitholders to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII. The Managing Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

SECTION 13.3.              Amendment Requirements.

(a)    Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Unitholders holding, or holders of, a percentage of the voting power of Outstanding Voting Units (including Voting Units deemed owned by the Managing Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Unitholders or holders of Outstanding Voting Units whose aggregate Outstanding Voting Units constitute not less than the voting or consent requirement sought to be reduced.

(b)    Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the Managing Partner or any of its Affiliates without the Managing Partner’s consent, which consent may be given or withheld in its sole discretion.

(c)    Except as provided in Sections 13.1 and 14.3, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests (treating the Common Units as a separate class for this purpose) must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Article XIV, no amendments shall become effective without the approval of Unitholders holding at least 90% of the voting power of the Outstanding Voting Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Limited Partnership Act.

(e)    Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the Unitholders holding of at least 90% of the voting power of the Outstanding Voting Units.

SECTION 13.4.              Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the Managing Partner or by Limited Partners representing 50% or more of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) Limited Partners shall call a special meeting by delivering to the Managing Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing

Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Managing Partner in its sole discretion on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership within the meaning of the Delaware Limited Partnership Act so as to jeopardize the Limited Partners’ limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

SECTION 13.5.              Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

SECTION 13.6.              Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the Managing Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Managing Partner to give such approvals (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). If the Managing Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the Business Day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the Managing Partner in accordance with Section 13.11 and the applicable provisions of Rule 14C of the Securities Exchange Act.

SECTION 13.7.              Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

SECTION 13.8.              Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Limited Partner attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and takes no other action, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

SECTION 13.9.              Quorum.

The Limited Partners holding a majority of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the Managing Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by Limited Partners holding a greater percentage of the voting power of such Limited Partner Interests, in which case the quorum shall be such greater percentage. (For the avoidance of doubt, the Common Units shall not constitute separate classes for this purpose.) At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the voting power of the Outstanding Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage of the voting power shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Limited Partner Interests specified in this Agreement (including Outstanding Limited Partner Interests deemed owned by the Managing Partner). In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of the voting power of the Outstanding Limited Partner Interests present and entitled to vote at such meeting (including Outstanding Limited Partner Interests deemed owned by the Managing Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

SECTION 13.10.            Conduct of a Meeting.

The Managing Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies, the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting and similar matters. The Managing Partner shall designate a Person to serve as chairman of any meeting, who shall, among other things, be entitled to exercise the powers of the Managing Partner set forth in this Section 13.10, and the Managing Partner shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Managing Partner. The Managing Partner may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.

SECTION 13.11.            Action Without a Meeting.

If authorized by the Managing Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the voting power of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the Managing Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved such action in writing. The Managing Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the Managing Partner in its sole discretion. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the Managing Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Managing Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Managing Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership within the meaning of the Delaware Limited Partnership Act so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the U.S. state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the Managing Partner to solicit all Limited Partners in connection with a matter approved by the requisite percentage of the voting power of Limited Partners or other holders of Outstanding Voting Units acting by written consent without a meeting.

SECTION 13.12.            Voting and Other Rights.

(a)    Only those Record Holders of the Outstanding Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests. Each Common Unit shall entitle the holder thereof to one vote for each Common Unit held of record by such holder as of the relevant Record Date.

(b)    With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

SECTION 13.13.            Participation of Special Voting Units in All Actions Participated in by Common Units.

(a)    Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby agrees that the holders of Special Voting Units (other than the Partnership and its Subsidiaries) shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on an equivalent basis as, and treating such Persons for all purposes as if they are, Limited Partners holding Common Units (including, without limitation, the notices, quora, approvals, votes and other actions contemplated by Sections 4.6(a), 7.3, 7.7(c), 7.9(a), 11.1(b), 12.1(b), 12.2, 12.3, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12, 14.3 and 16.1 hereof), including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Limited Partnership Act or any other applicable law, rule or regulation. This Agreement shall be construed in all cases to give maximum effect to such agreement.

Each holder of a Special Voting Unit (other than the Partnership and its Subsidiaries) shall be entitled, as such, to a number of Limited Partner votes that are equal to the aggregate number of Group Partnership Units held of record by such holder as of the relevant Record Date. The number of votes to which each holder of a Special Voting Unit shall be entitled shall be adjusted accordingly if (i) a Limited Partner holding Common Units, as such, shall become entitled to a number of votes other than one for each Common Unit held and/or (ii) under the terms of the Exchange Agreement the holders of Group Partnership Units party thereto shall become entitled to exchange each such Group Partnership Unit for a number of Common Units other than one. The holders of Special Voting Units shall vote together with the Limited Partners holding Common Units as a single class and, to the extent that the Limited Partners holding Common Units shall vote together with the holders of any other class of Partnership Interest, the holders of Special Voting Units shall also vote together with the holders of such other class of Partnership Interests on an equivalent basis as the Limited Partners holding Common Units.

(b)    Notwithstanding anything to the contrary contained in this Agreement, and in addition to any other vote required by the Delaware Limited Partnership Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Special Voting Units (excluding Special Voting Units held by the Partnership and its Subsidiaries) voting separately as a class shall be required to alter, amend or repeal this Section 13.13 or to adopt any provision inconsistent therewith.

ARTICLE XIV

MERGER

SECTION 14.1.              Authority.

The Partnership may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the Delaware Limited Partnership Act, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.

SECTION 14.2.              Procedure for Merger, Consolidation or Other Business Combination.

Merger, consolidation or other business combination of the Partnership pursuant to this Article XIV requires the prior consent of the Managing Partner, provided however that, to the fullest extent permitted by law, the Managing Partner shall have no duty or obligation to consent to any merger, consolidation or other business combination of the Partnership and, to the fullest extent permitted by law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement and, in declining to consent to a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity. If the Managing Partner shall determine, in the exercise of its sole discretion, to consent to the merger, consolidation or other business combination, the Managing Partner shall approve the Merger Agreement, which shall set forth:

(a)    The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;

(b)    The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the “Surviving Business Entity”);

(c)    The terms and conditions of the proposed merger, consolidation or other business combination;

(d)    The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)    A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;

(f)    The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and

(g)    Such other provisions with respect to the proposed merger, consolidation or other business combination that the Managing Partner determines in its sole discretion to be necessary or appropriate.

SECTION 14.3.              Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Partnership into another Limited Liability Entity.

(a)    Except as provided in Section 14.3(d), the Managing Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement and the merger, consolidation or other business combination contemplated thereby be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

(b)    Except as provided in Section 14.3(d), the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of Outstanding Voting Units.

(c)    Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)    Notwithstanding anything else contained in this Article XIV or otherwise in this Agreement, the Managing Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member or those arising from its incorporation or formation; provided that (A) the Managing Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (C) the governing instruments of the new entity provide the Limited Partners and the Managing Partner with substantially the same rights and obligations as are herein contained.

SECTION 14.4.              Certificate of Merger or Consolidation.

Upon the approval by the Managing Partner and the Unitholders of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Limited Partnership Act.

SECTION 14.5.              Amendment of Partnership Agreement.

Pursuant to Section 17-211(g) of the Delaware Limited Partnership Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

SECTION 14.6.              Effect of Merger.

(a)    At the effective time of the certificate of merger or consolidation or similar certificate:

(i)    all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;

(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)    A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

SECTION 15.1.              Right to Acquire Limited Partner Interests.

(a)    Notwithstanding any other provision of this Agreement, if at any time:

(i)    less than 10% of the total Limited Partner Interests of any class then Outstanding (other than Special Voting Units) is held by Persons other than the Managing Partner and its Affiliates; or

(ii)    the Partnership is subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

the Managing Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the Managing Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the Managing Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the Managing Partner (or any of its Affiliates acting in concert with the Partnership) for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interest of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the Managing Partner in its sole discretion, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the Managing Partner in its sole discretion; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b)    If the Managing Partner, any Affiliate of the Managing Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the Managing Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the Managing Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York City. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the Managing Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests (in the case of Limited Partner Interests evidenced by Certificates, upon surrender of Certificates representing such Limited Partner Interests) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the Managing Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest (in the case of Limited Partner Interests evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests) and such Limited Partner Interests shall thereupon be deemed to be transferred to the Managing Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the Managing Partner or any Affiliate of the Managing Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

ARTICLE XVI

GENERAL PROVISIONS

SECTION 16.1.              Addresses and Notices.

(a)    Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the Partner at the address in Section 16.1(b), or when made in any other manner, including by press release, if permitted by applicable law.

(b)    Any payment, distribution or other matter to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such payment, distribution or other matter to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.

(c)    Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

(d)    An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 16.1 executed by the Managing Partner, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter. If any notice, demand, request, report, document, proxy material, payment, distribution or other matter given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that it was unable to be delivered, such notice, demand, request, report, documents, proxy materials, payment, distribution or other matter and, if returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, demands, requests, reports, documents, proxy materials, payments, distributions or other matters shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter to the other Partners. Any notice to the Partnership shall be deemed given if received in writing by the Managing Partner at the principal office of the Partnership designated pursuant to Section 2.3. The Managing Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

SECTION 16.2.              Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 16.3.              Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

SECTION 16.4.              Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 16.5.              Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 16.6.              Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 16.7.              Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.2(a), without execution hereof.

SECTION 16.8.              Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 16.9.              Exclusive Jurisdiction.

Each of the Limited Partners and the Managing Partner and each Person holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce (A) the provisions of this Agreement, (B) the duties, obligations or liabilities of the Partnership to the Limited Partners or the Managing Partner, or of Limited Partners or the Managing Partner to the Partnership, or among Partners, (C) the rights or powers of, or restrictions on, the Partnership, the Limited Partners or the Managing Partner, (D) any provision of the Delaware Limited Partnership Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Limited Partnership Act relating to the Partnership (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

SECTION 16.10.            Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 16.11.            Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

SECTION 16.12.            Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing Common Units is expressly permitted by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

MANAGING PARTNER:

KKR MANAGEMENT LLC

By: [ ], its managing member

By:
Name:
Title:

ORGANIZATIONAL LIMITED PARTNER:

By:
Name:

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Managing Partner or without execution hereof pursuant to Section 10.2(a).

KKR MANAGEMENT LLC

By: [ ], its managing member

[ ]

By:
Name:
Title: